EIGHTH AMENDMENT TO LOAN AGREEMENT


     THIS EIGHTH AMENDMENT TO LOAN AGREEMENT (this "AMENDMENT") is executed as of October 21, 1995, by and among GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("LENDER"), MXM MORTGAGE, L.P., a Delaware limited partnership ("NEW BORROWER"), and MXM MORTGAGE CORP., a Delaware corporation ("OLD BORROWER"; New Borrower and Old Borrower being herein together sometimes called "BORROWER"), on the following terms and conditions:

                                 RECITALS:

     A. Lender and Old Borrower entered into that Loan Agreement dated June 17, 1991, as amended by letter amendment dated August 22, 1991, as further amended by First Renewal, Extension and Modification Agreement (the "FIRST MODIFICATION") dated June 17, 1992 among Lender, Old Borrower, and Maxxam Inc. and Maxxam Group Inc., as further amended by Loan Increase, Extension and Modification Agreement (the "INCREASE MODIFICATION") dated December 30, 1992 among Lender, Old Borrower, Maxxam Inc. and Maxxam Group Inc., as further amended by Fourth Amendment to Loan Agreement (the "FOURTH AMENDMENT") dated as of December 30, 1993, among Lender, Old Borrower, and New Borrower, as further amended by Fifth Amendment to Loan Agreement (the "FIFTH AMENDMENT") dated as of March 31, 1994, among Lender, Old Borrower, and New Borrower, as further amended by that Sixth Amendment to Loan Agreement (the "SIXTH AMENDMENT") dated as of January 13, 1995 among Lender, Old Borrower and New Borrower, and as further amended by that Seventh Amendment to Loan Agreement (the "SEVENTH AMENDMENT") dated as of March 31, 1995 among Lender, Old Borrower, and New Borrower (said Loan Agreement, as amended, being herein called the "LOAN AGREEMENT"), pursuant to which Lender has agreed to make a loan to Borrower (the "LOAN"), as evidenced by a $115,220,000 Promissory Note dated June 17, 1991, (the "ORIGINAL NOTE"), and a $17,740,000 Promissory Note dated December 30, 1992 (the "INCREASE NOTE"; the Original Note and the Increase Note being herein together called the "NOTES"), each of the Notes bearing interest and being payable to the order of Lender as therein provided;

     B. Unless otherwise defined herein, all capitalized terms in this Agreement shall have the same meanings assigned to such terms in the Loan Agreement, and, as applicable, in the First Modification, the Increase Modification, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, and the Seventh Amendment;

     C. Taking into account releases of collateral, the indebtedness evidenced by the Original Note and the Increase Note is secured by, among other collateral, the following:

     (1) the following instruments styled First Deed of Trust and Security Agreement (collectively called the "FIRST LIEN DEED OF TRUST"):

          (a) that First Deed of Trust and Security Agreement of even date with the Loan Agreement, executed by Old Borrower, recorded in Volume 5091, Page 0751, et seq., of the Official Public
Records of Real Property of Bexar County, Texas [Southwest
Medical, Redondo Place, Med Centre Pointe, Nacon Plaza], under Film Code No. 037-12-1689 and corrected and refiled under Film Code No. 038-03-0657 of the Official Public
Records of Real Property of Harris County, Texas [Spring
Valley, Westminster];

          (b) that First Deed of Trust and Security Agreement dated November 5, 1991, executed by Old Borrower, filed for recording in the Office of the County Clerk of Harris County, Texas under Clerk's File No. 403252 and recorded at
Film Code No. 006-52-1287, et seq., of the Official Public
Records of Real Property of Harris County, Texas [Richmond
Square];

          (c) that First Deed of Trust and Security Agreement dated February 4, 1992, executed by Old Borrower, filed for recording in the Office of the County Clerk of Harris
County, Texas under Clerk's File No. N527998 and recorded at
Film Code No. 014-55-1789, et seq., of the Official Public
Records of Real Property of Harris County, Texas
[Westchase];

          (d) that First Deed of Trust and Security Agreement dated September 7, 1993, executed by Old Borrower, recorded at
Volume 5792, Page 1933, et seq., of the Official Public
Records of Real Property of Bexar County, Texas [Pipers
Creek, Shadow Valley], filed for recording in the Office of the County Clerk of Harris County, Texas under Clerk's File
No. P442690 and recorded at Film Code No. 169-55-3591, et seq., of the Official Public Records of Real Property of Harris County, Texas [Colonies], and recorded at Volume
11231, Page 0137, et seq., of the Deed of Trust Records of Tarrant County, Texas [Bentley Village]; and

          (e) that First Deed of Trust and Security Agreement dated March 7, 1995, executed by New Borrower, filed for recording in the Office of the County Clerk of Harris County, Texas under Clerk's File No. R303497 and recorded at Film Code No.
###-##-####, et seq., of the Official Public Records of Real
Property of Harris County, Texas [Park North Tech];

          each such instrument encumbering the real and other property described therein (the "REAL PROPERTY"); and

     (2) the following instruments styled Assignment of Rents and Leases (collectively called the "RENTAL ASSIGNMENT"):

          (a) that Assignment of Rents and Leases dated of even date with the Loan Agreement, executed by Old Borrower and recorded in Volume 5091, Page 0826, et seq., of the Official Public Records of Real Property of Bexar
County, Texas [Southwest Medical, Redondo Place, Med
Centre Pointe, Nacon Plaza], under Film Code No.
###-##-#### of the Official Public Records of Real
Property of Harris County, Texas [Spring Valley,
Westminster];

          (b) that Assignment of Rents and Leases dated November 5, 1991, executed by Old Borrower, filed for recording in the Office of the County Clerk of Harris County, Texas under Clerk's
File No. N403253 and recorded at Film Code No. 006-52-1312, et seq., of the Official Public Records of Real Property of Harris County, Texas [Richmond Square];

          (c) that Assignment of Rents and Leases dated February 4, 1992, executed by Old Borrower, filed for recording in the Office of the County Clerk of Harris County, Texas under Clerk's
File No. N527999 and recorded at Film Code No. 014-55-1816, et seq., of the Official Public Records of Real Property of Harris County, Texas [Westchase];

          (d) that Assignment of Rents and Leases dated September 7, 1993, executed by Old Borrower, recorded at Volume 5792, Page
1961, et seq., of the Official Public Records of Real
Property of Bexar County, Texas [Pipers Creek, Shadow
Valley], filed for recording in the Office of the County
Clerk of Harris County, Texas under Clerk's File No.
P442691, and recorded at Film Code No. 169-55-3618, et seq., of the Official Public Records of Real Property of Harris
County, Texas [Colonies], and recorded at Volume 11231, Page
0179, et seq., of the Deed Records of Tarrant County, Texas
[Bentley Village]; and

          (e) that Assignment of Rents and Leases dated March 7, 1995, executed by New Borrower, filed for recording in the Office of the County Clerk of Harris County, Texas under Clerk's
File No. R303498 and recorded at Film Code No. 503-07-0124, et seq., of the Official Public Records of Real Property of Harris County, Texas [Park North Tech]

     (3) that Second Deed of Trust and Security Agreement dated December 30, 1992, executed by Old Borrower and recorded in Volume 5581,
Page 1347, et seq., of the Real Property Records of Bexar County,
Texas  [Southwest Medical, Redondo Place, Med Centre Pointe,
Nacon Plaza], at Clerk's File No. P101069 and Film Code No.
###-##-####, et seq., of the Real Property Records of Harris
County, Texas [Spring Valley, Westminster, Richmond Square,
Westchase] (the "SECOND DEED OF TRUST"; the First Deed of Trust and the Second Deed of Trust being herein collectively called the "DEED OF TRUST"); and

     (4) that Security Agreement and Pledge of Mortgage Loans and Mortgage Loan Documents (the "MORTGAGE PLEDGE AGREEMENT") of even date with the Loan Agreement executed by Old Borrower and Lender and pledging to Lender, as security for the Loan, certain mortgage loans (the "MORTGAGE LOANS") [Balcones, Enfield Courts];

(the Loan Agreement, the Notes, the Deed of Trust, the Rental Assignment, the Mortgage Pledge Agreement, the First Modification, the Increase Modification, and all other Security Instruments (as such term is defined in the Loan Agreement) or other documents evidencing, governing, guaranteeing, securing, or otherwise pertaining to the Loan being hereinafter collectively referred to as the "SECURITY INSTRUMENTS");

     D. Lender, Old Borrower, New Borrower, Maxxam Inc. and Maxxam Group Inc. entered into that Consent and Assumption Agreement dated December 10, 1993, under which Lender consented to the transfer and conveyance of the Real Property, the Mortgage Loans, and the rights of Old Borrower under the Loan Agreement to New Borrower (and pursuant to) which Old Borrower has transferred and conveyed the Real Property, the Mortgage Loans, and the rights of Old Borrower under the Loan Agreement to New Borrower), and New Borrower has assumed the obligations and liabilities of Old Borrower under the Loan and the Security Instruments;

     E. Section 2.1 of the Loan Agreement provides that to the extent of certain principal reductions the Loan shall be a revolving line of credit and that subject to the terms of the Loan Agreement portions of the principal sum of the Original Note may be advanced, repaid, and readvanced;

     F. After application of proceeds from the sale of Assets and the payment and satisfaction of Mortgage Loans, the principal balance of the Loan is $8,000,000 as of the date hereof;

     G. Under the Fifth Amendment, Lender and Borrower extended to December 31, 1994 the period during which the amount available to be advanced under the Loan for general business purposes (the "GENERAL FUNDING AVAILABILITY AMOUNT") may be readvanced under the Loan Agreement;

     H. Under the Sixth Amendment, Lender and Borrower further extended to March 31, 1995 the period during which the General Funding Availability Amount may be readvanced under the Loan Agreement;

     I. Under the Seventh Amendment, Lender and Borrower further extended to September 30, 1995 the period during which the General Funding
Availability Amount may be readvanced under the Loan Agreement and such date was extended to October 21, 1995 by letter agreement dated October 2, 1995 between Lender and Borrower; and

     J. Borrower has requested that Lender further extend the period during which the General Funding Availability Amount may be readvanced under the Loan Agreement and Lender is agreeable to further extending such period on the terms of this Agreement;


                                 AGREEMENT:


     NOW, THEREFORE, in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, including the payment by Borrower to Lender of the Funding Extension Fee (as hereinafter defined), the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower agree as follows:

     1. ADDITIONAL RE-ADVANCES. Provided Borrower is not then in default under the Loan Documents, Lender will make available to Borrower, as Subsequent Advances to be re-advanced under the Loan, up to $17,317,050.08 of principal reductions of the Original Note.

          (a) $16,234,281.46 of which shall be available for general business purposes, which amount Borrower agrees to borrow and, subject to the applicable conditions to Subsequent
Advances, Lender shall fund on or before March 31, 1996, and

          (b) $1,082,768.62 of which shall be available for Subsequent Advances for payment of Taxes.

Borrower shall initiate requests for such Subsequent Advances in accordance with the application procedure set forth in Section 2.4 of the Loan Agreement and funding for such Subsequent Advances shall originate from re-advances of principal reductions of the Original Note. Borrower and Lender acknowledge and agree that the principal balance of the Loan is $8,000,000. In accordance with the foregoing, Section 2.1 of the Loan Agreement is amended and restated as follows:

          2.1  Commitment of Lender; Revolving Line of Credit.
Subject to the provisions of this Agreement, and provided that an Event of Default does not then exist, Lender will make Advances to Borrower subject to the conditions of this Agreement. As the first Advance hereunder, Lender shall disburse $109,864,700.
Thereafter, Lender shall make Advances for, among other purposes, the Renovation of the Real Property and Leasing Costs, in accordance with Approved Budget in the amount of up to the sum of all principal reductions which actually have been paid to Lender;
provided, however, (a) that the sum of all Subsequent Advances from and after October 21, 1995 shall not exceed $16,234,281.46
(exclusive of Subsequent Advances for Taxes under Section 2.21 of this Agreement), (b) that said $16,234,281.46 shall only be available to be advanced prior to March 31, 1996, but may be advanced for Borrower's general business purposes and shall not be subject to the requirements of Section 1.64 of this Agreement regarding the purpose of Subsequent Advances, Section 2.2(c) and Subsections 2.2(d)(ii) and 2.2(d)(iii) of this Agreement in connection with renovation of the Real Property, Section 2.4,
Section 2.5, and Section 2.10 of this Agreement relating to Renovation Requirements and Leasing Costs, or the use requirements of Section 2.6 of this Agreement, and (ii)
Subsequent Advances from and after October 21, 1995, other than the General Funding Availability Amount, shall not be available.
To the extent reductions of principal are made available for Subsequent Advances under this Agreement, the Loan shall be a "revolving line of credit"; that is, subject to the terms hereof, portions of the principal sum of the Note may be advanced, repaid, and readvanced. The books and records of Lender shall be prima facie evidence of all sums due Lender under the Note and the other Security Instruments. Notwithstanding the foregoing, Borrower shall continue to be entitled to Subsequent Advances for Taxes in the amount of aggregate monthly principal reductions and in accordance with Section 2.21 of this Agreement.

     2. SECURITY INSTRUMENTS. Section 1.63 of the Loan Agreement is hereby modified to include in the definitions of Security Instruments under the Loan Agreement, this Amendment.

     3. FUNDING EXTENSION FEE. In consideration for Lender's extension of the period during which the General Funding Availability Amount may be readvanced under the Loan Agreement, and as a condition precedent to the effectiveness of this Amendment, Borrower shall pay to Lender a funding extension fee of $100,000 (the "FUNDING EXTENSION FEE").

     4. COSTS AND EXPENSES. Borrower agrees to pay all costs incurred in connection with the execution and consummation of this Amendment, including but not limited to, all recording costs, the premium for such endorsements to the policies of title insurance insuring the First Lien Deed of Trust and the Second Lien Deed of Trust as may be required by Lender with respect to this Amendment and the reasonable fees and actual expenses of Lender's counsel. Borrower further covenants to deliver or cause to be delivered such evidence of existence, capacity, authorization, qualification, or enforceability of its obligations as Lender may require in connection with this Amendment.

     5. LIMITATION ON INTEREST. All agreements between Borrower and Lender, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency, whether by reason of acceleration of the maturity of the Notes or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to the holder of the Notes exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the holder of the Notes in an amount in excess of the maximum lawful amount, the interest payable to the holder of the Notes shall be reduced to the maximum amount permitted by applicable law; and if from any circumstance the holder of the Notes shall ever receive anything of value deemed interest by applicable law in excess of the maximum amount allowed by law, an amount equal to any excessive interest shall be applied to the reduction of the principal amount owing under the Notes, and not to the payment of interest, or if such excessive interest exceeds such unpaid balance of principal of the Notes, such excess shall be refunded to Borrower. All interest paid or agreed to be paid to the holder of the Notes, shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the Notes (including the period of any renewal or extension thereof) so that the interest on the Notes shall not exceed the maximum amount permitted by applicable law. This Section shall control all agreements between Borrower and the holder of the Notes.

     6. FULL FORCE AND EFFECT. As previously modified in the First Modification, the Increase Modification, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, and the Seventh Amendment and as further modified by this Amendment, the Loan Agreement remains in full force and effect.

     EXECUTED as of the date and year first above written.

BORROWER:
OLD BORROWER:            MXM MORTGAGE CORP., a Delaware
                              corporation

                              By:  ERIK ERIKSSON, JR.
                                   Erik Eriksson, Jr., Vice President


NEW BORROWER:            MXM MORTGAGE, L.P., a Delaware limited
                              partnership

                              By:  MXM GENERAL PARTNER, INC., a
                                   Delaware corporation, General Partner


                                  By: ERIK ERIKSSON, JR.
                                      Erik Eriksson, Jr., Vice President


LENDER:                       GENERAL ELECTRIC CAPITAL
                              CORPORATION, a New York corporation


                              By:  LAURA D. OWEN
                                   Laura D. Owen, Investment Manager